Exhibit 10.14

Project No.:106-EC-17-A-22-15-0-008

Science and Technology Research and Development Project of the Ministry of Economic Affairs

A+ INDUSTRIAL INNOVATIVE R&D PROGRAM

－Fast Track Clinical Trial Program

Project Contact

Cerebraca Wafer Phase I/IIa Clinical Trial Plan for Recurrent Highly Malignant Glioma

Period of Project: From September 1, 2017 to August 31, 2020

Company Name: Everfront Biotech Inc.

Project Manager: Institute for Information Industry

November 2017

A+ INDUSTRIAL INNOVATIVE R&D PROGRAM Project Contract

The person who made the contract: Institute for Information Industry (Hereinafter referred to as Part A) and Everfront Biotech Inc. (Hereinafter referred to as Part B), Part B implements the Ministry of Economic Affairs “Cerebraca Wafer Phase I/IIa Clinical Trial Plan for Recurrent Highly Malignant Glioma” (hereinafter referred to as The Project) in accordance with the “Subsidy, Reward and Assistance Regulations for Promoting Industry Innovation of Ministry of Economic Affairs”. Part A provides the subsidy on behalf of the Ministry of Economic Affairs. Both parties agree to enter into this contract and abide by it. The contents of each clause are as follows:

Article 1: Basis

1.	This contract is based on the “Subsidy, Reward and Assistance Regulations for Promoting Industry Innovation of Ministry of Economic Affairs” (hereinafter referred to as (called The Regulation).

2.	After signing of this contract, If the Regulation, other relevant laws or operational regulations related to the implementation of plan management and examination are supplemented or revised, Party B shall not claim to be handled in accordance with the new regulations, unless otherwise provided by law or this does not apply if requested or agreed by Party A.

3.	Party B guarantees that during the implementation of The Project, it has the application qualifications announced by The Regulation, other relevant laws and regulations and operating standards related to the implementation of project management and examination. Party B also guarantees that all the guarantee matters it has done and should do are consistent with the facts.

Article 2: Project execution period

The period for Party B to implement The Project is from September 1, 2017 to August 31, 2020.

Article 3: Project content

1.	For the content, progress, purpose of the subsidy and additional conditions of The Project, please refer to (106) Ziqizi No. 1060005561 Subsidy Approval Letter, (106) Ziqizi No. 1060007080 letter and the entire project contract (such as appendix).

2.	The subsidy approval letters and the plan and its attachments in the preceding paragraph are part of this contract. However, if the subsidy approval letters, the plan and its attachments are inconsistent with the text of the contract, the terms of the contract shall not be modified or supplemented except to modify or supplement the terms of the contract. Otherwise, the text of the contract shall prevail.

Article 4: Subsidy amount

1.	The total subsidy for this contract plan is NT$51,697,000 (US$1,688,341), which will be disbursed by Party A on behalf of the Ministry of Economic Affairs.

2.	The funding content of the Project is detailed as recorded in the annual budget allocation table attached to this contract.

3.	If the budget compiled by the Ministry of Economic Affairs is insufficient to pay the subsidy due to factors that are not attributable to Party A, such as failure to be reviewed and approved or deleted, Party A may reduce or stop allocating the subsidy, and Party B shall not make any compensation.

Article 5: Subsidy allocation method

1.	The Project can only handle each phase of the year after the Legislative Yuan approves the expenditure of the science and technology project funds for each year, and after Party A and the Ministry of Economic Affairs complete the signing of the annual plan. After the Ministry of Economic Affairs allocates Party A’s funds for each phase, then the matter of appropriation of subsidy funds for each year be handled

2.	Party B must set up separate accounts for the income and expenditure of The Project. The original vouchers and accounting certificates of The Project, except for those that should be kept permanently or related to outstanding accounting matters, should be kept at least after the annual final accounting process is completed. The photocopied archives should be kept for 10 years. The method of disbursing the subsidy stipulates that Party B will set up a special deposit account at Zhonghe Branch of Mega International Commercial Bank (account name: Everfrot Biotech Inc.; account number: 06909602188, as shown in the attachment “Consent for Escrow Subsidy Entrusted Remittance”) When handling subsidy funds under this contract, the interest income and subsidy balance shall belong to the Ministry of Economic Affairs.

3.	When the contract is signed, Party B shall provide the same amount as the full subsidy, and authorize Party A to fill in a promissory note with the due date (meaning Party B is the invoicer, and the bank is the payer), or provide the same amount as the full subsidy. A bank performance bond with the same amount of payment and a guarantee period extending from the signing date to 6 months after the end of the plan execution shall serve as a guarantee for the performance of this contract.

4.	When Party B applies for each installment of subsidy, it shall issue (1) subsidy certificate; (2) preliminary work report (no attachment is required when applying for the first installment); (3) bank performance bond guarantee letter (if Party B provides the promissory note deposited by A when signing the contract Attached).

5.	After the contract is signed, Party A shall pay Party B in installments according to the progress set in the full plan of this contract. The payment method is as follows:

(1)	The first installment of the subsidy for the first year will be allocated to Party B after the contract is signed.

(2)	For each subsequent installment of Party B’s second installment (inclusive), the work report of the previous installment shall be submitted to Party A and approved by Party A, and the actual cumulative work progress shall reach 75% of the scheduled cumulative work progress, and the funds shall be settled. Disbursement will only be made when the total amount reported reaches 75% of the disbursed amount.

6.	The bank performance bond guarantee provided when requesting the subsidy shall be provided in one of the following ways:

(1)	If the guarantee amount is the actual subsidy amount in each period of the fiscal year, the guarantee period starts from the payment request date and ends 6 months after the end of the fiscal year or 6 months after the end of plan implementation.

(2)	If the guarantee amount is the subsidy amount in the fiscal year, the guarantee period starts from the date of payment and ends 6 months after the end of the fiscal year or 6 months after the end of the plan execution date.

7.	Party A shall conduct an inspection on Party B in accordance with Articles 7 and 8 of this contract. If the inspection result does not comply with the provisions of the contract, or the execution of Party B’s plan is different from what is listed in the plan, or Party A’s execution of The Project If there are suggestions and Party A requires Party B to make improvements within a time limit, but no improvements have been made, Disbursements will be suspended depending on the situation.

Article 6: How to handle funds

1.	Party B’s expenditures for the implementation of The Project shall be accompanied by legal original certificates. The internal certificates shall be processed in accordance with internal approval procedures and shall have the signature of the relevant personnel responsible for The Project.

2.	The original vouchers (including self-funded funds and government subsidies) retained by the subsidy-receiving unit must be stamped with the name of the subsidy agency and the project. If allocated by several projects, an expenditure plan allocation table should be attached.

3.	For the withdrawals from Party B’s special account, the current month’s expenditures can be withdrawn only after the company’s monthly settlement, and the withdrawal amount shall not be higher than the expenditures; otherwise, the excess withdrawal amount shall be based on the basic lending interest rate of Taiwan Bank on January 1 of the current year. Double the monthly interest will be calculated and the interest shall be paid within the time limit notified by Party A. If payment is not made within the time limit, Party A may terminate the contract and recover the allocated subsidy in accordance with Article 17 of this contract.

4.	Party A will not write off the part of the funds expended by Party B that is not in compliance with legal provisions or agreements, and may require Party B to pay it back. After the full plan review, the same applies if the subsidy funds allocated by Party A exceed 50% (inclusive) of Party B’s total project funds.

5.	Party B agrees to use the subsidy for the purposes listed in the full plan of this contract. The personnel expenses paid shall be responsible for filling in work records and withholding and reporting salary income tax in accordance with the law. All other matters shall be spent according to the funds set by Party A. principles or relevant tax laws.

6.	All the expenses listed by Party B in the entire plan of this contract shall comply with the provisions of these Measures; if the products under The Project are exported and are levied a balancing tax by a foreign government, Party B shall not object or demand compensation from the government.

7.	If there is any need to recover the special funds for the refunded subsidy, interest, or fines under The Project, they shall be paid to Party A and transferred back to the Ministry of Economic Affairs within 30 days after the written notice is served. If Party A sends a letter to collect the payment but still fails to pay it after more than one month, Party B shall be responsible for the losses and related expenses incurred by Party A due to the delay in payment, including attorney fees, interest, etc., which shall be fully borne by Party B. burden.

Article 7: Data preservation and fund verification

1.	The original certificates generated by Party B’s implementation of The Project shall be handled in accordance with the “Notes for Preservation of Original Certificates of the Science and Technology Project of the Ministry of Economic Affairs of Subsidy Recipients”.

2.	Party B shall keep the accounting reports, account books, etc. of The Project for future reference in accordance with the retention period stipulated in the Commercial Accounting Act and relevant laws and regulations. In addition to opening account books and returning certificates, Party B shall also be responsible for keeping other relevant documents and working hours records of the project during the execution of the project and within 10 years after the completion of the execution of the project.

3.	Party A and the personnel entrusted by Party A, as well as the relevant personnel of the Ministry of Economic Affairs and the audit agency may check various information in the first paragraph at any time. If necessary, they may also check the relevant information on Party B’s receipt of subsidies or commissions from other government units. Party B shall cooperate.

4.	After verification, if there are funds that do not meet the planned purpose, or if the income and expenditure do not meet the requirements, Party A has the right not to write off the funds. After the termination or cancellation of this contract, Party A and other relevant personnel will still have the authority to conduct inspections.

5.	If the project funds of this contract are increased after verification, Party B shall not require Party A to make up the adjustment amount that can be spent again; if there is an adjustment or decrease, Party B shall make the payment within 30 days after the written notice from Party A is served. If the repayment procedures are not completed within the time limit, the adjustment amount to be paid will be calculated with monthly interest at twice the basic lending rate of the Bank of Taiwan on January 1 of the current year. Party A will repay within 30 days of the deadline or Improvement; if Party B fails to pay or improve as required after further notification in writing, Party A may terminate the contract and recover the allocated subsidy in accordance with Article 17 of this contract.

Article 8: Work Report and Progress Review

1.	Party B shall set the number of periods in the full plan of this contract before the 21th of the month following the end of each period (but the work report for the last period of the fiscal year must be before December 15th), and the date of receipt and stamp by Party A shall be If the report is accurate, the work report for that period shall be submitted to Party A in the prescribed format; otherwise, an overdue fine equivalent to 0.01% of the annual subsidy fund shall be paid for each day it exceeds, which shall be accumulated until it is delivered.

2.	While The Project is in progress, Party A may request Party B to provide relevant information, and may send personnel to Party B at any time to understand the progress of the plan. If necessary, Party A may request Party B to report on the implementation of the plan, and Party B shall not refuse.

3.	Party B shall submit 10 copies of the overall implementation report to Party A in the format specified by Party A within 30 days after the expiration of the entire plan execution period of this contract.

4.	If the execution is found to be poor upon inspection, Party A may recover all the allocated subsidies based on the severity of the circumstances. If it is caused by something that can be attributed to Party B, Party A may recover the entire amount of the allocated subsidy based on Party B’s actual costs if it is not attributable to Party B. One piece.

5.	In order to review whether Party B has repeated applications, fund usage and assess implementation effectiveness, Party A may send personnel or entrust an impartial agency to check relevant documents, account books and plan implementation status.

Article 9: Disclosure and notification obligations

From the date of the project application to the completion of the project implementation, if Party B’s financial status is likely to affect the implementation of the project due to the following items, Party B has the obligation to disclose the information to Party A; Party A also Party B may be required to explain and improve, and Party B shall not engage in hypocrisy, concealment, delay or dodge:

1.	Litigation relationship between Party B and the third party.

2.	The financial relationship between Party B and the third party.

3.	The operating status of Party B’s related enterprises.

4.	Other changes in financial status that may affect the execution of the plan.

Article 10: Restrictions on the implementation of research and development results

Party B shall not produce or use the R&D results of The Project outside the jurisdiction of my country within 2 years from the date of their creation. However, this does not apply to cases approved by the Ministry of Economic Affairs or in accordance with Article 35 of the “Act Governing Relations between the People of the Taiwan Area and the Mainland Area” and other relevant legal provisions.

If Party B violates the provisions of the preceding paragraph, Party A may terminate this contract, and the Ministry of Economic Affairs may restrict it from accepting Party B’s application for subsidies for more than 5 years from the date of completion of the research and development results. If the reason is attributable to Party A, Party A shall terminate this contract and recover the subsidy.

The research and development results mentioned in this contract refer to the technologies, prototypes, works and other results generated by Party B’s execution of The Project, as well as the various domestic and foreign patent rights, trademark rights, business secrets, and integrated circuit layout rights obtained thereby. copyright or other intellectual property rights.

Article 11: Project changes

1.	During the implementation of The Project, if there is a real need to change the implementation content, Party B, under the principle of maintaining the original goals of The Project and not increasing the subsidy funds, may, 30 days before the date of the change, follow the format specified by Party A. Describe the content of the change, and detail the reasons and evidence for the implementation of the change. Send a letter to Party A and obtain the written consent of Party A or the Ministry of Economic Affairs before the plan can be implemented according to the changed content.

2.	If Party B fails to obtain the consent of Party A for the change of plan proposed in the preceding paragraph, Party B shall still proceed according to the original plan. If it cannot be implemented, Party A may terminate the contract in accordance with the provisions of Article 17 of this contract.

3.	When Party A proposes a plan change request to comply with government policies, Party B shall cooperate in accordance with Party A’s regulations, revise and adjust the original plan content and related documents within the time limit, and implement it after review and approval.

Article 12: Program extension

If Party B is unable to complete The Project on time, it shall propose specific reasons, countermeasures and extension of time 30 days before the expiration of the contract, and shall proceed with Party A’s consent.

Article 13: Ownership of rights

1.	The research and development results obtained by Party B in executing The Project shall belong to Party B, and Party B shall be responsible for its management and utilization.

2.	Based on the interests of the country and social welfare, Party A may reach an agreement with Party B to enable the Ministry of Economic Affairs to obtain free, non-transferable and non-exclusive rights to the research and development results. Party B shall also make the same agreement when authorizing or transferring the R&D results to a third party.

3.	If the budget source of Party A’s subsidy payment to Party B is the “Executive Yuan National Science and Technology Development Fund “, the ownership, management and use of Party B’s research and development results must be handled in accordance with the “Executive Yuan National Science and Technology Development Fund Subsidy Agreement”.

Article 14: Management of R&D results and exercise of intervention rights

1.	Party B shall establish a complete technical data management file for the research and development results of The Project, which Party A may access at any time based on national interests and social welfare. Party B shall fully cooperate. At the end of the project, if Party A deems it necessary, it may request Party B to provide all or part of the technical data files. Party B shall not refuse, but Party A shall fulfill its obligation of confidentiality and shall not interfere in the commercial competition of the industry.

2.	Party A and Party B agree that if Party B encounters any of the following circumstances, the Ministry of Economic Affairs or Party A may exercise the right of intervention upon the application of a third party and require Party B to authorize the research and development results to a third party for implementation:

(1)	Party B fails to implement the research and development results within a reasonable period without justifiable reasons, and the third party has requested authorization on reasonable commercial terms within that period but still cannot reach an agreement.

(2)	If Party B implements R&D results in a manner that hinders environmental protection, public safety or public health, it will be subject to appropriate sanctions by the relevant competent authorities.

3.	The agreement in the preceding paragraph shall also be the same agreement when Party B transfers or exclusively authorizes the research and development results to a third party.

4.	To exercise the right to intervene in Paragraph 2, the Ministry of Economic Affairs or Party A shall notify Party B or its R&D achievements assignee or exclusive licensee in writing within three months, and may extend the time limit at Party B’s request. The explanation will be left to the Ministry of Economic Affairs or Party A to decide whether to exercise it.

5.	When the Ministry of Economic Affairs or Party A authorizes the research and development results to be implemented by a third party in accordance with the agreement in this article, the third party will be notified to discuss the authorization matters directly with Party B, and the third party shall pay a reasonable consideration to Party B.

6.	The exercise of the right to intervene in Paragraph 2 will not affect the rights of Party B or the assignee or exclusive licensee of its research and development results.

Article 15: Liability for infringement

1.	Party B guarantees that The Project will be successful. If there is any infringement of the intellectual property rights of others, Party B is willing to bear all responsibilities and has nothing to do with Party A or the Ministry of Economic Affairs. If Party A or the Ministry of Economic Affairs suffers damage as a result, Party A or the Ministry of Economic Affairs may request compensation for damages from Party B.

2.	Party B’s implementation of The Project shall protect Party A or the Ministry of Economic Affairs from any rights claimed by a third party.

3.	Party B shall not improperly link The Project, the subsidy amount and its commercial activities, carry out improper publicity, or conduct other activities that may mislead or confuse others.

Article 16: Reasons for termination of contract:

1.	If Party B encounters the following reasons for executing The Project, Party A may notify Party B in writing to terminate this contract:

(1)	While The Project is in progress, if the plan cannot be completed due to technology, market, changes in circumstances, financial conditions or force majeure.

(2)	The gap between the business execution results and the content listed in The Project is too large, and if Party A has notified Party A to make improvements within a time limit, it may not be possible to improve.

(3)	The business is not promoted according to the plan or the progress is seriously behind, and Party A has notified Party A to make improvements within a time limit but has not improved or there is no way to improve.

(4)	For the completion of The Project business, if the review, inspection or acceptance fails, and Party A has notified Party A to make improvements within a time limit, there may be no improvement.

(5)	If the data is partially destroyed, concealed, forged or altered, Party A may terminate this contract and handle it in accordance with the provisions of Article 18. Party B shall bear the respective legal and contractual responsibilities, and Party A may also The subsidies will not be recognized.

(6)	If one of the joint execution units withdraws, it will be determined after review that the remaining execution units cannot continue to implement The Project.

(7)	The budget prepared by the Ministry of Economic Affairs is insufficient to cover the subsidy due to factors that are not attributable to factors such as failure to be reviewed and approved or deleted.

2.	If Party B violates this contract or fails to cooperate with relevant laws, application instructions (if any) or the requirements of the project operation manual when implementing The Project, and fails to make improvements within the time limit as recommended by Party A, Party A may notify Party B in writing to terminate the contract. Party B violates relevant fund repayment obligations and upon reminder. The same applies to those that have not been corrected.

3.	The term “force majeure” in this contract refers to any situation beyond the control of Party A and Party B, such as war, riot, embargo, strike, typhoon, flood, fire, earthquake or other reasons that cannot be attributed to either party. Or Party B is unable to perform The Project or this contract.

Article 17: Reasons for rescission of contract:

1.	If the validity period of Party A’s promissory note or bank performance bond issued by Party B is likely to expire due to project extension or other reasons, Party B shall agree to re-issue A’s promissory note or bank performance bond of the same amount. The deposit guarantee is replaced; if Party B refuses to issue it, Party A has the right to withdraw it from the bank within the validity period of A’s cashier’s check and bank performance deposit guarantee; if the check is returned, Party A may terminate the contract in writing without reminder. When the notice to terminate the contract from Party A reaches Party B, the contract will be terminated.

2.	If Party B has any of the following circumstances, Party A may notify Party B in writing to terminate the contract. When Party A’s notice of contract termination reaches Party B, the contract termination will take effect and the allocated subsidy will be recovered:

(1)	The circumstances under Article 16, Paragraph 1, Paragraph 2 to Paragraph 6 of this Contract are found to be serious.

(2)	Regarding the use of subsidy funds, it is found that the inspection results do not comply with the contract, the subsidy is not spent according to the purpose of the subsidy, or the report is false or exaggerated.

(3)	If all the information is destroyed, concealed or forged or altered, Party A may terminate this contract and proceed in accordance with Article 18 of this contract. Party B shall bear its respective legal and contractual responsibilities, and Party A may also All subsidies will not be recognized.

(4)	Party B is in danger of being unable or difficult to implement The Project if the bank refuses to deal with it, goes bankrupt, goes out of business, is dissolved, cancels its registration, or other major events.

(5)	Infringement of the intellectual property rights of others due to the content of The Project during the project period.

(6)	Violation of the commitment letter listed in the basic information form of the applicant company.

(7)	There have been serious violations of laws related to environmental protection, labor or food safety and hygiene during the period from application to implementation of The Project, and the circumstances are serious and have been determined by the central authorities in charge of the relevant industries.

(8)	When Party B handles procurement, if the subsidy accounts for more than half of the procurement amount and exceeds the announced amount, it violates the relevant provisions of the Procurement Supervision and Management Measures for Government Subsidies for Scientific and Technological Research and Development.

(9)	When Party B is involved in a dispute involving a third party for expropriation, which makes it impossible to proceed with The Project.

(10)	The circumstances specified in Article 6, Paragraph 3, Article 7, Paragraph 4, and Article 11, Paragraph 2 of this Contract.

(11)	Other violations of relevant laws (such as facts confirmed by relevant competent authorities, sanctions, or prosecution by prosecutors), this contract, or other major circumstances, which may affect the execution of The Project.

Article 18: Return of settled amounts

1.	Party B shall return the settled amount in accordance with legal provisions or within 30 days after the written notice of termination or rescission of this contract is served; if Party B returns the “settled amount” and pays off the delayed interest on the “settled amount”, Party A shall Party A’s promissory note or bank performance bond deposit deposited by Party B should be returned to Party B; if Party B fails to repay the loan overdue, Party A may cash the A’s deposit promissory note and bank performance bond guarantee provided by Party B to the bank.

2.	The so-called “settled amount” in the preceding paragraph:

(1)	In the event of contract termination, it shall be the subsidy money allocated by Party A that has not yet been implemented and does not comply with the content of the plan, and shall include the interest earned from the time the money was transferred to Party B’s special account until the date of termination of the contract.

(2)	In the event of contract termination, it shall be the full subsidy amount allocated by Party A and the interest from the time the amount is transferred to Party B’s special account to the date of termination of the contract.

3.	The calculation of the delay interest referred to in Paragraph 1 shall be based on the basic lending interest rate of the Bank of Taiwan on January 1 of the year when the cause fact occurs. The calculation of interest in Item 2, Paragraph 2, is based on the basic lending rate of the Bank of Taiwan on January 1 of the year in which Party A transfers the subsidy to Party B’s special account.

4.	The termination or rescission of this contract shall not affect the exercise of Party A’s right to claim compensation for damages.

Article 19: Complete Consensus

1.	After the establishment of this contract, it supersedes all oral or written suggestions, agreements or talks between the parties before the contract was signed. However, the written information agreed by both parties as a valid annex to this contract shall still be regarded as part of the contract.

2.	If there is any conflict between the appendix and the contract text, the contract text shall prevail.

3.	The Regulations, other relevant laws and other operating standards related to the implementation of project management and examination, such as application instructions and project management operation manuals, etc., the matters that Party B should comply with are all part of this contract, and their provisions or interpretations are consistent with this contract. If there is any conflict between the contract or the attachments to this contract, Party A shall consult the Ministry of Economic Affairs to consider the purpose of this contract and make a decision based on it.

Article 20: Governing law and competent court

The interpretation, validity and other related unspecified matters of this contract shall be governed by the laws of the Republic of China. Both parties agree that the applicable law for disputes arising from this project shall be the laws of the Republic of China, and shall be governed by the local law of Taipei, Taiwan. The court of first instance jurisdiction.

Article 21: Other Terms

1.	Matters not agreed upon in this contract shall be handled in accordance with the A-10 Enterprise Innovation R&D Quenching Plan Management Operation Manual and other relevant laws.

2.	If due to irresponsible factors such as deletion of the annual subsidy budget compiled by the Ministry of Economic Affairs, it is insufficient to cover the entire subsidy payable by Party A for that year, the Ministry of Economic Affairs or authorized Party A will determine the object and amount of the subsidy at its discretion. or other disposal, Party B shall not object, and shall not make any claim for damages or any other request against Party A or the Ministry of Economic Affairs. The same applies if the entire subsidy budget is deleted; however, Party B shall still try its best to complete the development of this project, and this contract It does not lose its effectiveness.

3.	When Party B implements this plan and violates any of the following clauses, Party A may report to the Ministry of Economic Affairs to restrict Party B from applying for subsidies from the Ministry of Economic Affairs within 1 to 5 years depending on the severity of the case.

(1)	Any of the circumstances listed in Article 16, Paragraph 1, Paragraphs 2 to 6 of this Contract.

(2)	Violation of laws and this contract: misappropriation of funds for other purposes, violation of transfer restrictions, infringement of intellectual property rights of others, violation of guarantees, violation of obligations after the end of the project, violation of the regulations on the supervision and management of government-subsidized scientific and technological research and development procurement regulations or other violations of laws, etc.

(3)	Other matters that Party A determines will affect the execution of the plan but fails to cooperate with improvements within the notice period: bankruptcy or the withdrawal of the co-implementor of the plan or other matters that fail to cooperate with improvements within the notice period, etc.

4.	Party B is obliged to cooperate with the Ministry of Economic Affairs or Party A in providing relevant information on the results of the project implementation within 5 years after the completion of the implementation of this plan, and shall cooperate with the Ministry of Economic Affairs or Party A in the promotion of science and technology projects.

5.	The addition, deletion or change of the terms of this contract must be made in writing after agreement between Party A and Party B, and shall become part of this contract.

6.	If Party A fails to strictly require Party B to comply with any provision of this contract, Party A’s actions shall not be deemed or inferred as a waiver of its right to assert or reassert such provision in the future.

7.	If some terms of this contract are deemed invalid according to law, other terms will continue to be valid. However, if it is obvious that the purpose of the contract cannot be achieved, it will be invalid.

8.	This contract shall take effect retroactively from the date of execution of this project after being signed by the representatives of both parties. This contract shall be made in 3 original copies. Party A shall hold 2 original copies and Party B shall hold 1 original copy as a certificate.

Article 22: Joint Application Terms

1.	Party B shall select one of the units as the project leading unit. The leading unit and other executing units (together referred to as joint executing units) should formulate a contract and related rights and obligations that at least include the conditions of the cooperation contract template stipulated by Party A and state that they are jointly and severally responsible for Party A, and propose it to Party A as this document. Attachment to the contract, this contract comes into effect.

2.	The leading unit and other executing units should set up independent special accounts to store plan subsidies, and set up separate accounts to manage the project. After Party A transfers it to the leading unit’s special project account, the leading unit will allocate it to other executing units. The special account opened for this plan cannot be deposited into other accounts for use without the consent of Party A.

3.	Other project quality control mechanisms such as verification and evaluation related to this project, Party A and the personnel entrusted by Party A, relevant personnel of the Ministry of Economic Affairs and the audit agency may implement these for each project execution unit according to the circumstances.

4.	The ownership and use of research and development results by the leading unit and other executing units shall still be restricted by Article 13 of this contract. When the leading unit or any executive unit encounters the circumstances specified in Article 14 of this contract, the Ministry of Economic Affairs or Party A may exercise the right to intervene.

5.	Within 30 days after the cancellation or termination of this contract, the leading unit shall return the settled amount to Party A. If the leading unit fails to return the “settled amount” overdue, Party A may directly exercise the guarantee provided by the leading unit or other executing units.

6.	If any of the other execution units withdraws for any reason and is unable to continue the plan, it shall handle the plan change in accordance with Article 11 of this contract, and shall make changes based on the individual or collective gains made during the implementation of the plan. The intellectual property rights obtained shall be authorized to be used by other units that continue to implement the project within the scope necessary to achieve the purpose of the project.

7.	After the completion of the project, the leading unit and other executing units shall cooperate with the Ministry of Economic Affairs and Party A in the project results display and publicity activities, and assist in providing project effectiveness data and explanations such as cost utilization, investment amount, and output value creation. Feedback situation. Those who fail to cooperate are not allowed to apply for subsidies again.

The person who made the contract:

Party A: Institute for Information Industry

Signing representative: Yu Xiaobin

Unified number: 05076416

Address: 11th Floor, No. 106, Section 2, Heping East Road, Taipei City

Party B: Everfront Biotech Inc.

Representative: Chou Pei-Wen

Unified number: 53197299

Address: 11th Floor, No. 31, Lane 169, Kangning Street, Xizhi District, New Taipei City

November 27, 2017